UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)	(Zip Code)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 14, 2014, LiqTech International, Inc., a Nevada corporation (the “Company”) announced that the Board of Directors of the Company has decided to appoint Michael S. Barish to serve as a member of the Board, effective May 19, 2014, until his successor is duly elected, qualified and seated or until his earlier resignation or removal. Mr. Barish will receive $20,000 per annum and a stock grant of 100,000 shares, scheduled to vest over a 3 year period, as compensation for his service on the Board.

Mr. Barish has over 40 years experience in the investment industry, having worked as a security analyst, portfolio manager, and investment advisor. Since 2009, Mr. Barish has actively pursued personal investments in both public and private companies. Furthermore, he has served on the Board of Directors of AeroGrow International Inc. and Zero E Technologies, LLC since 2010. Previously, he served on the Board of Directors of Guaranty National Insurance Company, a publicly held property and casualty company. Mr. Barish co-founded Lazarus Investment Partners LLLP in 2003, a private investment partnership for which he served as portfolio manager until July, 2009. In 1973, Mr. Barish founded Cambiar Investors, an investment advisory firm for which he served as President and Chief Investment Officer until 2001. Mr. Barish was a member of the New York Society of Security Analysts and received the designation as Chartered Financial Analyst. He received his BBA in Accounting & Finance from the University of Michigan.

ITEM 8.01 OTHER EVENTS.

On May 14, 2013, the Company issued a press release announcing the appointment of Mr. Barish, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 99.1	Press Release Regarding Appointment of Michael S. Barish to Board	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: May 14, 2014	/s/ Soren Degn
Soren Degn
Chief Financial Officer